UNITED STATES
                            SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549


                                        __________


                                         FORM 8-K

                                      CURRENT REPORT


                            PURSUANT TO SECTION 13 OR 15 (d) OF
                            THE SECURITIES EXCHANGE ACT OF 1934


                                   _____________________


                      Date of Report (March 15, 1995): March 15, 1995


                             Alexander & Alexander Services Inc.
                             -----------------------------------
                        (Exact name of registrant as specified in its charter)


                 Maryland             1-8282            52-0969822
             --------------        --------------       ----------

     (State or other          (Commission                (I.R.S. Employer
     jurisdiction of          File Number)                Identification No.)
     organization)


                    1185 Avenue of the Americas                    10036
                                                                  --------
                          New York, New York                     (Zip Code)
               (Address of principal executive offices)


                            (212) 840-8500
                    ----------------------------------
                     (Registrant's telephone number,
                        including area code:)


                            Not Applicable
                      ----------------------------
                     (Former name or former address,
                      if changed since last report.)

               Item 5.   Other Events.
                         -------------

               The following events are hereby reported by Alexander & Alexander Services Inc. (the "Company"):

               Financial Results
               -----------------

               On February 16, 1995 the Company announced its fourth quarter and full-year 1994 results. A copy of the press release noticing such results is attached hereto as Exhibit
               20.1 and is incorporated herein by reference.


               Discontinued Operations
               -----------------------

               Reference is made to the discussion of the Company's discontinued operations in Part I, Note 7 of its Unaudited Notes to Financial Statements to its Report on Form 10-Q for the quarter ended September 30, 1994, which is incorporated herein in its entirety, except as amended as follows:

               Sphere Drake. In November 1994, the Company announced an agreement in principle to resolve certain indemnity obligations arising out of the Company's 1987 sale of Sphere Drake, its U.K.-based underwriting subsidiary. Effective December 1, 1994, the Company entered into a definitive written agreement whereby the Company received a $5 million payment in settlement of the zero coupon notes held by the Company and carried at 19.3 million pounds sterling, as well as related indemnities and certain income tax liabilities. The Company recorded a $20.9 million loss from discontinued operations in the third quarter 1994 in connection with this settlement. A copy of the agreement is attached hereto as
               Exhibit 10.1 and a copy of the press release noticing the transaction is attached as Exhibit 20.2; both of which are incorporated herein by reference.


               Contingent Liabilities and Legal Proceedings.
               ---------------------------------------------

               Shand/Evanston. Effective January 27, 1995, the Company entered into a settlement agreement with Shand/Evanston Group, Inc. ("S/E"), resolving certain indemnity obligations and restructuring the contractual relationship arising out of the Company's 1987 sale of Shand Morahan & Company Inc. ("Shand"), the Company's domestic underwriting subsidiary, to S/E's predecessors. Under the settlement, the Company obtained a release of certain indemnification obligations, thereby resolving most of the issues raised in a pending arbitration proceeding. The settlement also restructures the relationships of the parties under the original purchase agreement so that the parties' future interests in relation to certain claims by third parties against Shand are more closely aligned. Under the terms of the settlement, the Company paid $14 million in cash and issued a five-year, interest bearing note in the principal amount of $14 million. Contingent obligations totaling $5.75 million are also payable by the Company if certain events occur. In addition, a contingent obligation of $1.25 million is payable by S/E to the Company if certain events occur. The settlement is reflected in a year-end liability of $32.5 million and a fourth quarter 1994 after-tax charge of $21.1 million, or $0.48 per share. A copy of the settlement agreement is attached hereto as Exhibit 10.2 and a copy of the press release noticing the settlement is attached hereto as Exhibit 20.3; both of which are incorporated herein by reference.

               Mutual Fire and Shand Contingencies. Reference is made to the Company's discussion concerning the Mutual Fire and Shand contingencies in Part I, Note 11 of the Unaudited Notes to Financial Statement and Part II, Item 1. Legal Proceedings of the Company's Report on Form 10-Q for the quarter ended September 30, 1994, which is incorporated herein in its entirety, except as amended as follows:

               On February 16, 1995, the Company announced a $37.2 million fourth quarter 1994 increase to its pre-existing reserves relating to lawsuits and other disputes brought against the Company and others by the rehabilitator of Mutual Fire, Marine & Inland Insurance Company based upon recent settlement discussions. A copy of the press release noticing the increase in reserves is attached hereto as
               Exhibit 20.1 and is incorporated herein by reference.

               Pinetop. Reference is made to the discussion of the Pinetop litigation and related contingencies in Part I, Item 3. Legal Proceedings to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and to Part I, Note 11 of the Unaudited Notes to Financial Statements to the Company's Report on Form 10-Q for the quarter ended September 30, 1994, which is incorporated in its entirety herein, except as amended as follows:

               Effective January 12, 1995, the Company settled the previously reported 1985 litigation captioned Pinetop Insurance Company Ltd. v. Alexander & Alexander Services Inc., et al. 85 Civ. 95 9860 (RRP)(S.D.N.Y.). Plaintiff in the case sought compensatory and punitive damages under the Racketeer Influenced and Corrupt Organizations Act ("RICO") totaling $87 million dollars. The action was voluntarily dismissed in February 1995. Amounts paid by the Company were within previously established reserves. In the remaining two pending actions, plaintiffs seek compensatory and punitive damages of $60 million based on treble damages under RICO.

               In Re Insurance Antitrust. Reference is made to the discussion in Part I, Item 3. Legal Proceedings of the Company's Report on Form 10-K for the fiscal year ended December 31, 1994 as to the litigation captioned In Re Insurance Antitrust

               Litigation, C-88-1688-WWS (N.D.Cal.), and which is incorporated in its entirety herein, except as amended as follows:

               During the fourth quarter of 1994, the plaintiffs and the 31 named defendants entered into an agreement in principle and certain conditions to settle all allegations and potential liabilities relating to this litigation. Of the agreed to aggregate settlement amount of $36 million, of which the amount of each defendant's contribution is subject to a confidentiality agreement, the Company's contribution is the smallest amount to be paid by any of the defendants and such amount is fully reserved by the Company.


               Glickman. Reference is made to the discussion in Part II, "Item 1. Legal Proceedings" of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 ended December 31, 1993 as to the legal proceeding captioned Harry Glickman v. Alexander & Alexander Services Inc. et al. (Civil Action No. 93 Civ. 7594) (S.D.N.Y.) which is incorporated in its entirety herein, except as amended as follows:

               On January 6, 1995, plaintiffs' counsel filed the second amended complaint. On January 27, 1995, the Company's counsel filed a motion to dismiss the second amended complaint. The hearing on this motion is scheduled for March 27, 1995.

               Dispositions and Acquisitions
               -----------------------------

               Reference is made to the discussion of dispositions and acquisitions in Part I, Item 1. Business, of the Company's Report on Form 10-K for the fiscal year ended December 31, 1994 and to Part I, Note 3 to the Unaudited Notes to the Financial Statements in the Company's Report on Form 10-Q for the quarter ended September 31, 1994, which is incorporated herein in its entirety, except as amended as follows:

               Effective January 5, 1995, the Company sold its minority interest in Noble Grossart Holdings Limited, a privately held U.K. merchant bank, for $7.2 million. A small gain on the sale will be reported in the first quarter 1995. A copy of the press release noticing the transaction is attached hereto as Exhibit 20.4 and is incorporated herein by reference.

               On February 28, 1995 the Company completed the transaction to sell Alexsis, Inc. ("Alexsis") its third party administrator subsidiary, to Continental Casualty, a subsidiary of CNA Financial Corporation, for approximately $45 million in cash. This transaction will result in a first quarter 1995 pre-tax gain of approximately $30 million. Copies of the press releases noticing the transaction are attached hereto as Exhibits 20.5 and 20.6 and are incorporated herein by reference.

          Other
          -----

          New Directors. Effective January 1, 1995, two new directors were elected to the board of directors, increasing the Board from 14 to 16 members. The newly elected directors are:
          E. Gerald Corrigan, 53, Chairman, International Advisors, Goldman Sachs & Co., New York and Ronald A. Iles, Senior Vice President of the Company and Chairman of Alexander Howden Group, Ltd., the Company's U.K. based specialist and reinsurance brokerage subsidiary. A copy of the press release noticing the appointments is attached hereto of
          Exhibit 20.7 and is incorporated herein by reference.

          Non-Employee Director Compensation.  As part of the
          Company's 1994 review of its compensation structure and overall operating strategy, non-employee director compensation was revised.


               During 1994, Dr. Boni served as the non-executive chairman of the board. In this capacity, he was assigned the task of identifying and hiring a new chief executive officer for the Company and taking any and all actions necessary or appropriate to accomplish that task. Because the scope of such services could not be predetermined, the Board of Directors initially fixed his compensation for these services at $100,000, but expressly reserved the right to award Dr. Boni additional compensation. In November 1994, in recognition of (i) the fact that the task presented to Dr. Boni vastly exceeded expectations, including requiring the attainment of a substantial equity investment in the Company, (ii) his outstanding achievements, and
          (iii) his continued services as a consultant to the Company through December 31, 1994 to help complete the tasks he had begun, the board approved a special compensation award for Dr. Boni Pursuant to the terms of this award, Dr. Boni is entitled to receive the proceeds from an account (the "Special Account") established to record his interest in a grantor trust created by the Company which is subject to the claims of the Company's creditors (the "Company Trust"). To fund the Special Account, the Company contributed
          140,000 shares of the Company's Common Stock to the Special Account. The independent trustee of the Company Trust (the "Trustee") or an investment manager appointed by the Company (a "Manager") may sell the Common Stock credited to the Special Account, except that (i) 46,667 of such shares may not be sold until October 1, 1995 or until the Company's Common Stock reaches a target price of $25.00 per share, and (ii) 46,666 of such shares may not be sold until October 1, 1996 or a target price of $30.00 is reached. (These restrictions will also earlier lapse upon Dr.
          Boni's death or change of control of the Company.) Dr. Boni will receive a distribution from the Company Trust of any shares of Common Stock held in the Separate Account six months following his cessation of services as a member of the board. To the extent that the Special Account holds assets other than Common
          Stock, such assets will generally be distributed immediately following the date Dr. Boni ceases to be a member of the board
          (or earlier at the discretion of the Company's chief executive officer).

               In 1995, each non-employee director will receive a single fee of $40,000 for all services as a director (the "Annual Fee"), regardless of the committee services such director provides. The Annual Fee will generally not be paid currently to any director. Instead, payment of such Annual Fee will be deferred pursuant to the terms of the Non-Employee Directors Deferred Compensation Plan (the "NEDD Plan"), and such deferrals will initially be valued by reference to shares of the Company's Common Stock.

          Under the NEDD Plan, the Company will semi-annually contribute to the Company Trust shares having a then fair market value of $20,000, which will be allocated to an account established for each director (a "Director's Account"), provided that to the extent a director has an immediate tax liability due to a contribution to the Company Trust, such director will receive a cash payment equal to the amount of such liability and the value of the shares contributed will be reduced by a like amount.

               Shares contributed to a Director's Account may be sold by the Trustee or a Manager after they have been held in the Company Trust for one year (or earlier, upon the death of the director or a change of control of the Company). Any shares of the Common Stock then held in a Director's Account will be distributed six months' following the cessation of the Eligible Director's services as a member of the board. To the extent that a Director's Account holds assets other than Common Stock, such assets will generally be distributed immediately following the time at which the Eligible Director ceases to be a member of the board (or earlier at the discretion of the Company's chief executive officer). Notwithstanding the foregoing, dividends on Common Stock held in a Director's Account will be passed through to each director as soon as practicable following the date received by the Company Trust.

               Since 1989, the Company has maintained the Non-Employee Directors Retirement Plan (the "Retirement Plan") for the benefit of non-employee directors. Under the Retirement Plan, a non-employee director who completed at least ten years of service would receive an annual retirement benefit equal to the annual benefit in effect at the time of such director's retirement.
          This benefit would be paid for the longer of 10 years or the lifetime of the director.

               In connection with the adoption of the NEDD Plan, the Board of Directors terminated the Retirement Plan and the Company made special contributions to the Company Trust in respect of those non-employee directors who, at December 31, 1994, had completed at least seven and one-half years of service (the "Minimum Service"). (The termination of the Retirement Plan had no effect on the benefits of directors who had already retired with vested rights.) For each director who had completed ten years of service, the Company made a contribution equal to the full present value of the director's accrued retirement benefits. For each director who had completed at least the Minimum Service but not ten years of service, the Company made a contribution equal to two-thirds of such present value. The Company made no special contribution for any director with less than the Minimum Service.

          Based on the length of their service as directors, the Company made the following contributions to the Company Trust for the following directors: Dr. Black, 11,065 shares; Mr. McLean, 10,752 shares and Mr. Grossart, 2,468 shares, plus a cash payment of $6,005 to satisfy Mr. Grossart's U.K. tax liability on the shares contributed to the Company Trust. Such shares (or the value derived therefrom) will be distributed to each such director following the cessation of his membership on the board. Each director is entitled to direct the Trustee as to how to vote the shares of Company Stock held in an account for his or her benefit.

               Item 7.   Exhibits
                         --------

               10.1 Supplemental Trust Deed (providing for settlement (inter alia) of Loan Note Debt and Adjustment
                         Debt), dated December 8, 1994 among Sphere Drake Acquisition (U.K.) Limited, Alexander Stenhouse & Partners Limited and S.D. Securities Limited.

               10.2 Agreement and related documents entered into in connection with the resolution of certain indemnity obligations arising out of the Company's sale of Shand Morahan & Co.: (i) Settlement Agreement No. 3, dated as of January 27th, 1995 (the "Settlement Agreement") among Alexander & Alexander Inc., ("A&A Inc."), the Company as guarantor and Shand/Evanston Group, Inc. ("Shand/Evanston Group"), Evanston Insurance Company ("EIC") and Markel Corporation ("Markel"), as guarantor; (ii) Promissory Note of A&A Inc. guaranteed by the Company in the fixed principal amount of $14 million payable to EIC.;
                         (iii) Contingent Promissory Note of A&A Inc.
                         guaranteed by the Company in the fixed principal amount of $4 million payable to EIC.; (iv) Contingent Promissory Note of A&A Inc. guaranteed by the Company in the fixed principal amount of $1.75 million payable to EIC.; (v) Contingent Promissory Note of Shand/Evanston Group guaranteed by Markel in the fixed principal amount of $1.25 million payable to A&A Inc.; (vi) Letter, dated January 27, 1995 from Shand/Evanston to A&A Inc. relating to the indemnification provisions contained in section 8.1 of the Purchase Agreement; (vii) Letter, dated January 27, 1995 from Debevoise & Plimpton, counsel to the Company and A&A Inc. to Greg Nevers, counsel for Markel relating to paragraph 2 of Appendix B to the Settlement Agreement.

               10.3 Non-Employee Director Deferred Compensation Program, effective as of January 1, 1995 together with the Trust Agreement, effective as of January 1, 1995 between the Company and Wachovia Bank of

                         North Carolina, N.A.

               20.1 Press Release, dated February 15, 1995, noticing fourth quarter and full year financial results of the Company.

               20.2 Press Release, dated December 9, 1994, noticing the completion of the Sphere Drake transaction.

               20.3 Press Release, dated January 30, 1995, noticing settlement with the Shand/Evanston Group, Inc.

               20.4 Press Release, dated January 17, 1995, noticing the sale of the Company's minority interest in Noble Grossart Holdings Limited.

               20.5 Press Release, dated January 16, 1995, noticing the agreement to sell Alexsis, the Company's third party administrator subsidiary.

               20.6 Press Release, dated February 28, 1995, noticing completion of the sale of Alexsis.

               20.7 Press Release, dated January 4, 1995, noticing the election of E. Gerald Corrigan and Ronald A. Iles to the board of directors of the Company.

                                         SIGNATURE



                         Pursuant to the requirements of the Securities
               Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   ALEXANDER & ALEXANDER SERVICES INC.


                                   By:  /s/ Albert A. Skwiertz, Jr.
                                        ------------------------------------
                                        Albert A. Skwiertz, Jr.
                                        Vice President &
                                          General Counsel



               Dated:    March 15, 1995

                                       Exhibit Index
                                       -------------



               Exhibit No.         Description
               -----------         -----------
                    Page
                    ----


               10.1 Supplemental Trust Deed (providing for settlement (inter alia) of Loan Note Debt and Adjustment Debt), dated December 8, 1994 among Sphere Drake Acquisition (U.K.) Limited, Alexander Stenhouse & Partners Limited and S.D. Securities
                              Limited.

               10.2 Agreement and related documents entered into in connection with the resolution of certain indemnity obligations arising out of the Company's sale of Shand Morahan &
                              Co.: (i) Settlement Agreement No.
                              3, dated as of January 27th, 1995
                              (the "Settlement Agreement") among
                              Alexander & Alexander Inc., ("A&A
                              Inc."), the Company as guarantor
                              and the Shand/Evanston Group, Inc.
                              ("Shand/Evanston Group"), Evanston
                              Insurance Company ("EIC") and
                              Markel Corporation ("Markel"), as
                              guarantor; (ii) Promissory Note of
                              A&A Inc. guaranteed by the Company
                              in the fixed principal amount of
                              $14 million payable to EIC.;
                              (iii) Contingent Promissory Note of
                              A&A Inc. guaranteed by the Company
                              in the fixed principal amount of $4
                              million payable to EIC.; (iv)
                              Contingent Promissory Note of A&A
                              Inc. guaranteed by the Company in
                              the fixed principal amount of $1.75
                              million payable to EIC.; (v)
                              Contingent Promissory Note of
                              Shand/Evanston Group guaranteed by
                              Markel in the fixed principal
                              amount of $1.25 million payable to
                              A&A Inc.; (vi) Letter, dated
                              January 27, 1995 from
                              Shand/Evanston to A&A Inc. relating
                              to the indemnification provisions
                              contained in section 8.1 of the
                              Purchase Agreement; (vii) Letter,
                              dated January 27, 1995 from
                              Debevoise & Plimpton, counsel to
                              the

                              Company and A&A Inc. to Greg Nevers, counsel for Markel relating to paragraph 2 of Appendix B to the Settlement Agreement.

               10.3 Non-Employee Director Deferred Compensation Program, effective as of January 1, 1995 together with the Trust Agreement, effective as of January 1, 1995 between the Company and Wachovia Bank of North Carolina, N.A.

               20.1           Press Release, dated February 15,
                              1995, noticing fourth quarter and
                              full year financial results of the
                              Company.

               20.2           Press Release, dated December 9,
                              1994, noticing the completion of
                              the Sphere Drake transaction.

               20.3           Press Release, dated January 30,
                              1995, noticing settlement with the
                              Shand/Evanston Group, Inc.

               20.4 Press Release, dated January 17, 1995, noticing the sale of the Company's minority interest in Noble Grossart Holdings Limited.

               20.5 Press Release, dated January 16, 1995, noticing the agreement to sell Alexsis, the Company's third party administrator subsidiary.

               20.6           Press Release, dated February 28,
                              1995, noticing completion of the
                              sale of Alexsis.

               20.7 Press Release, dated January 4, 1995, noticing the election of E. Gerald Corrigan and Ronald A. Iles to the board of directors of the Company.